SCHEDULE 14A
                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934

Filed by the registrant [x]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

               Computer Associates International, Inc.
    ------------------------------------------------------------------
          (Name of Registrant as Specified in Its Charter)

                    Belden Frease, Secretary
    ------------------------------------------------------------------
          (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

 (1) Title of each class of securities to which transaction applies:
_________________________________________________________________________

 (2) Aggregate number of securities to which transactions applies:
_________________________________________________________________________

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
_________________________________________________________________________

 (4) Proposed maximum aggregate value of transaction:
_________________________________________________________________________

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

 (1) Amount previously paid:
________________________________________________________________________

 (2) Form, schedule or registration statement no.:
________________________________________________________________________

 (3) Filing party:
________________________________________________________________________

 (4) Dated filed:
________________________________________________________________________

              COMPUTER ASSOCIATES INTERNATIONAL, INC.
                  One Computer Associates Plaza
                     Islandia, NY 11788-7000
                         (516) 342-5224


                                                             July 8, 1994

Dear Fellow Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of Computer Associates International, Inc. (the "Company") to be held at 10:00 a.m. Eastern Daylight Time, on Wednesday August 10, 1994 at the Company's world headquarters, One Computer Associates Plaza, Islandia, New York.

   Your Board of Directors urges you to read the accompanying Notice of Annual Meeting and Proxy Statement and recommends that you vote for the election of the eight directors nominated, for approval of the Annual Incentive Compensation Plan, and for ratification of the Board's appointment of Ernst & Young as the Company's independent auditors for the 1995 fiscal year.

    The vote of every stockholder is important. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we urge you to sign, date, and mail the enclosed proxy in the envelope provided at your earliest convenience.

   Thank you for your cooperation.


                                  Very truly yours,

                                  /s/Charles B. Wang

                                  Charles B. Wang
                                  Chairman of the Board and
                                  Chief Executive Officer

              COMPUTER ASSOCIATES INTERNATIONAL, INC.
                        __________________

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        __________________



To the Stockholders of
 Computer Associates International, Inc.:

   The Annual Meeting of Stockholders of Computer Associates International, Inc. (the "Company") will be held on Wednesday, August 10, 1994, at 10:00 a.m. local time at the Company's world headquarters, One Computer Associates Plaza, Islandia, New York, for the following purposes:

          1. To elect directors to serve for the ensuing year and until their successors are elected;

          2.   To approve the Company's Annual Incentive Compensation Plan;

          3. To ratify the appointment of Ernst & Young as the Company's independent auditors for the fiscal year ending March 31, 1995; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on July 1, 1994 as the record date for determination of those stockholders who will be entitled to notice of and to vote at the meeting and any adjournment thereof.

   If you plan to attend the meeting, please bring the admission ticket attached to your proxy card.
   Whether or not you expect to attend, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED. No postage is required if mailed in the United States.



                                   By Order of the Board of Directors


                                   Belden A. Frease
                                   Secretary



Islandia, New York
July 8, 1994

                  COMPUTER ASSOCIATES INTERNATIONAL, INC.
                      ONE COMPUTER ASSOCIATES PLAZA
                         ISLANDIA, NY 11788-7000
                          _____________________

                             PROXY STATEMENT
                          _____________________

                           GENERAL INFORMATION


PROXY SOLICITATION

   This Proxy Statement is furnished to the holders of the Common Stock, $.10 par value per share ("Common Stock"), of Computer Associates International, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Wednesday, August 10, 1994 at 10:00 a.m. (Eastern Daylight Time), at the Company's world headquarters, One Computer Associates Plaza, Islandia, New York, and at any adjournment thereof. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. At present, the Board of Directors knows of no other business which will come before the meeting.

   The Notice of Annual Meeting, Proxy Statement and form of proxy will be mailed to stockholders on or about July 8, 1994. The Company will bear the cost of its solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram and telefax by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.


REVOCABILITY AND VOTING OF PROXY

   A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by voting in person at the meeting. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified thereon. If no instructions are given, the proxies will be voted FOR the election of management's eight nominees for election as directors, FOR approval of the Annual Incentive Compensation Plan, and FOR ratification of the appointment of Ernst & Young as the Company's independent auditors for the fiscal year ending March 31, 1995.

RECORD DATE AND VOTING RIGHTS

   Only stockholders of record at the close of business on July 1, 1994 are entitled to notice of and to vote at the meeting or any adjournment thereof. On July 1, 1994, the Company had outstanding 161,737,464 shares of Common Stock, each of which (other than shares held in the Company's treasury) is entitled to one vote upon matters presented at the meeting.

   Votes cast at the meeting will be tabulated by persons appointed as inspectors of election for the meeting. The inspectors of election will treat shares of Common Stock represented by a properly signed and returned proxy as present at the meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of Common Stock represented by "broker non-votes" as present for purposes of determining a quorum.

   The nominees for election to the Board of Directors receiving the greatest number of affirmative votes cast by holders of Common Stock, up to the number of directors to be elected, will be elected as directors. Accordingly, abstentions or broker non-votes as to the election of directors will have no effect on the election of directors.

  The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote thereat will be required to approve the Annual Incentive Compensation Plan, and to ratify the selection of independent public accountants. In determining whether such proposals have received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes against the proposal.


ANNUAL REPORT

   The Annual Report of the Company for the fiscal year ended March 31, 1994 is being mailed with this proxy statement.

   Stockholders are referred to that report for financial and other information about the activities of the Company. The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part hereof.

STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information as to the beneficial ownership of the Company's Common Stock as of July 1, 1994, by the persons known to the Company to own, or deemed to own, beneficially 5% or more of the Company's Common Stock:

                                         Number of Shares      Percent of
 Name and Address of Beneficial Owner   Beneficially Owned    Class (rounded)
- - -------------------------------------   ------------------    ---------------
Walter Haefner/                           37,500,000(1)             23%
Careal Holding AG
Utoquai 49
8022 Zurich, Switzerland

(1) According to a Schedule 13D, as amended, filed by Walter Haefner and Careal Holding AG, Mr. Haefner has the sole voting and dispositive power with respect to 37,500,000 shares of the Company's Common Stock held of record by Careal Holding AG.

                    BOARD AND MANAGEMENT OWNERSHIP
   The following table sets forth certain information as to the beneficial ownership of the Company's Common Stock as of June 15, 1994 for (i) each director and nominee for election as a director, including Charles B. Wang, the Chairman and Chief Executive Officer, Sanjay Kumar, President and Chief Operating Officer and Russell M. Artzt, Executive Vice President-Research and Development, (ii) the two most highly compensated executive officers other than Messrs. Wang, Kumar, and Artzt, and (iii) all directors, nominees for director and executive officers as a group (13 persons). Information with respect to beneficial ownership is based upon information furnished to the Company by each security holder.

                                   Number of Shares         Percent
  Name of Beneficial Owner     Beneficially Owned(1)(2)     of Class
- - ---------------------------    ------------------------    ----------
Director or Nominee:
 Russell M. Artzt                        365,041               .2%
 Willem F.P. de Vogel                      5,720                *
 Irving Goldstein                          5,000                *
 Richard A. Grasso                         1,000                *
 Shirley Strum Kenny                       2,500                *
 Sanjay Kumar                             87,942                *
 Edward C. Lord                            2,400                *
 Gary E. Martinelli                       24,400                *
 Charles B. Wang                       7,919,900(3)           4.9%


                                  Number of Shares          Percent
  Name of Beneficial Owner     Beneficially Owned (1)(2)    of Class
- - ---------------------------    -------------------------   ----------
Non-Directors:
 Arnold S. Mazur                         189,437               .1%
 Peter Schwartz                          141,713               .1%
 All Directors, Nominees and
 Executive Officers as a
 Group (13 persons)                    8,803,666              5.4%
__________________

*  Represents less than .1% of the outstanding Common Stock

(1) Includes shares that may be acquired within 60 days after June 15, 1994 through exercise of employee and non-employee directors stock options as follows: Mr. Artzt, 334,572; Mr. Kumar, 72,707; Mr. Mazur, 176,668; Mr. Schwartz, 137,344; Mr. Wang, 1,292,626; Mr. de Vogel,
     2,000; Mr. Goldstein, 2,000; Mr. Lord, 2,000; Mr. Martinelli, 2,000;
     and all directors and executive officers as a group, 2,138,946.

(2) Includes shares credited to the executives' accounts in the Company's tax-qualified profit-sharing plan as follows: Mr. Artzt, 369; Mr. Kumar, 7,315; Mr. Mazur, 369; Mr. Schwartz, 369; and all executive officers as a group, 9,020.

(3) Includes 15,602 shares owned directly by Mr. Wang's wife, an employee of the Company; 98,672 shares subject to employee stock options held by Mr. Wang's wife, which are exercisable within 60 days after June 15, 1994; and 144 shares credited to the account of Mr. Wang's wife in the Company's tax-qualified profit-sharing plan. Mr. Wang disclaims beneficial ownership of such shares.

ITEM 1--ELECTION OF DIRECTORS

NOMINEES

   It is proposed that the eight persons named below will be elected at the meeting. Unless otherwise specified it is the intention of the persons named in the accompanying form of Proxy to vote, the enclosed proxy will be voted for the election of Russell M. Artzt, Willem F.P. de Vogel, Irving Goldstein, Richard A. Grasso, Shirley Strum Kenny, Sanjay Kumar, Edward C. Lord and Charles B. Wang to serve as directors until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each of the nominees now serves as a director of the Company. At the time of the annual meeting, if any of the nominees named below is not available to serve as director (an event which the Board of Directors does not now anticipate), the proxies will be voted for the election as directors of such other person or persons, if any, as the Board of Directors may designate.

   Set forth below are the names and ages of the nominees, the principal occupation of each, the year in which first elected a director of the Company, the business experience of each for at least the past five years and certain other information concerning each of the nominees.

                                                              Director
                                               Age             Since
                                           -----------      ------------

Russell M. Artzt (1)                           47               1980
  Executive Vice President-Research and
  Development since April 1987 and the
  Senior Development Officer of the
  Company since 1976.

Willem F.P. de Vogel (2) (3)                   43               1991
  President of Three Cities Research, Inc.,
  a private investment management firm in
  New York City, since 1981. From August
  1981 to August 1990, Mr. de Vogel served
  as a director of the Company.

                                                             Director
                                               Age             Since
                                           -----------      -----------


Irving Goldstein (2) (3)                       56               1990
  Director General and Chief Executive
  Officer of INTELSAT, an international
  satellite telecommunications company,
  since February 1992. He was Chairman
  and Chief Executive Officer of
  Communications Satellite Corporation
  from October 1985 to February 1992 and
  President from May 1983 to October 1985,
  and was a director from May 1983 to
  February 1992. He also is a director of
  Security Trust Co., N.A.

Richard A. Grasso (3)                          47               1994
  Executive Vice Chairman of the New York
  Stock Exchange since January 1991 and
  President and Chief Operating Officer
  since 1989. He has been with the Exchange
  since 1968.

Shirley Strum Kenny (4)                        59               1994
  President of Queens College of The City
  University of New York since 1989. She
  is also a director of Toys "R" Us, Inc.

Sanjay Kumar                                   32               1994
  President and Chief Operating Officer
  since January 1994. He was Executive
  Vice President-Operations from January
  1993 to December 1993, Senior Vice
  President-Planning from April 1989 to
  December 1992, Vice President-Planning
  from November 1988 to March 1989. He
  joined the Company with the acquisition
  of UCCEL in August 1987.

Edward C. Lord (2)                             44               1988
  Senior Vice President of IBJ Schroder
  Bank & Trust Company, a commercial
  banking institution in New York City,
  since 1987 and Vice President since 1978.
  He has managed corporate banking and
  personal lending activities in excess of
  twelve years.

Charles B. Wang (1)                            49               1976
  Chief Executive Officer of the Company
  since 1976 and Chairman of the Board
  since April 1980.

(1)    Member Executive Committee.

(2)    Member Audit Committee.

(3)    Member Compensation Committee.

(4) It is anticipated Ms. Kenny will be appointed to the Board of Directors during July 1994.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

   During the Company's fiscal year ended March 31, 1994, the Board of Directors of the Company held six meetings. In addition to these meetings, the Board of Directors acted by unanimous written consent on four occasions. Each Director attended more than seventy-five percent (75%) of the Board meetings and meetings of the Board committees on which he served. The Company has a standing Executive Committee, Audit Committee and Compensation Committee, but does not have a standing nominating committee, the functions of which are performed by the entire Board.

   The Compensation Committee of the Board consists of three non-employee directors, Messrs. Irving Goldstein, Willem F.P. de Vogel and Richard A. Grasso. During fiscal year 1994, the Compensation Committee met four times and acted once upon unanimous written consent. A subcommittee consisting of Messrs. de Vogel and Goldstein met once during fiscal 1994 to determine performance-based incentive compensation under the Company's Annual Incentive Compensation Plan. The Compensation Committee has the power to prescribe, amend and rescind rules relating to the 1991 Stock Incentive Plan, 1981 Incentive Stock Option Plan, 1987 Non-Statutory Stock Option Plan and 1993 Stock Option Plan for Non-Employee Directors, to grant options and other awards under the Plans and to interpret the Plans. The other duties of the Compensation Committee are described below under "Compensation Committee Report on Executive Compensation."

   The Audit Committee of the Board consists of four non-employee directors, Messrs. de Vogel, Goldstein, Grasso and Lord. The Committee has the responsibility of recommending the firm to be chosen as independent auditors, overseeing and reviewing audit results, and monitoring the effectiveness of internal audit functions. The Audit Committee met three times during fiscal year 1994. The Audit Committee has recommended the selection of Ernst &
Young as independent auditors for the fiscal year ending March 31, 1995.

   Compensation for non-employee directors is set at $30,000 per year. In addition, each non-employee director receives $500 for each meeting of the Board of Directors or any of its committees he attends in person, provided, however, that if a Board meeting and a committee meeting take place on the same day only one attendance fee is paid for that day. Directors who are also employees of the Company or its subsidiaries receive no compensation for serving as directors or as members of board committees.

   Under the Company's 1993 Stock Option Plan for Non-Employee Directors, non-employee directors are automatically awarded options to acquire up to 2,000 shares of the Company's Common Stock per year depending on the Company's attainment of specific return on equity objectives. Pursuant to such Plan, the exercise price of such options is an amount equal to the fair market value of the shares covered by such options on the date of grant.

REPORT OF COMPENSATION COMMITTEE

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended that might affect future filings, including this Proxy Statement, the report of the Compensation Committee of the Company's Board of Directors and the Stock Performance Graph set forth below in accordance with Securities Exchange Commission requirements, shall not be incorporated by reference into any such filings.

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

   Decisions as to certain compensation of the Company's executive officers are made by the Compensation Committee (the "Committee") of the Company's Board of Directors, none of whom are employees of the Company. At the Company's fiscal year end, the members of the Committee were Messrs. de Vogel, Goldstein and Grasso. During the fiscal year ended March 31, 1994, the Committee met four times and acted once upon unanimous written consent. A subcommittee consisting of Messrs. de Vogel and Goldstein, who are defined as "outside directors" for Section 162(m) of the Internal Revenue Code, as amended (the "Code") was formed to act upon performance-based executive compensation and met once during the year.

COMPENSATION POLICIES

   The Committee's executive compensation policies are designed to attract and retain executives capable of leading the Company in a rapidly evolving computer software marketplace and to motivate such executives to maximize profitability and stockholder value. The Committee has designed the Company's Comprehensive Executive Compensation Plan with four components to achieve this objective--base salary; annual incentives; long-term equity participation; and benefits. The majority of each executive's total compensation is dependent on the attainment of predefined performance objectives which are consistent with the maximization of stockholder value. The philosophy and operation of each component is discussed herein:

   Base Salary. Base salaries for its executive officers are designed to attract and retain superior, high performing individuals. As such, the Company believes its base salaries for comparable positions are, and should be, equal to or greater than those of comparable companies.

   Annual Incentives. The executive officers earn a significant portion of their total compensation based on achievement of predetermined individual and Company performance targets. The Company's Annual Incentive Compensation Plan, which is administered by a Subcommittee of the Compensation Committee establishes a specific percentage of net income after taxes that is in excess of a threshold based on the Company's return on average stockholders' equity. Different target percentages of any such excess are determined for each executive officer prior to the commencement of each fiscal year. The Subcommittee has certain established caps on the Annual Incentive compensation that can be earned by the executive officers if the Company's growth in earnings per share from the prior fiscal year is less than projected.

   Long-term Equity Participation. The Committee believes strongly that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder's value. To this end, the Committee grants to key executives stock options which vest (i.e., become exercisable) over a five-year period as follows: 10% on the first anniversary; 15% on the second anniversary; 20% on the third anniversary; 25% on the fourth anniversary and 30% on the fifth anniversary. Options granted at the current market price to executives under the Company's 1991 Stock Option Plan have a term of 10 years from the date of grant, and subject to the above vesting restrictions, may be exercised at any time during such term.

   In order to further strengthen and reinforce this linkage between increased stockholder value and executive compensation, the Committee has established target levels of stock ownership for each executive officer such that the net value of each officer's holdings of Common Stock and Common Stock equivalents shall be equal to or greater than a specified multiple of that officer's average annual cash compensation for the past three fiscal years. The table below shows the target relationships for the CEO and the four most highly compensated executive officers at March 31, 1994:

                 Average        Target         Target          Actual
               Compensation    Multiple       Holdings        Holdings
               ------------    --------     ------------    ------------
C.B. Wang      $4,393,000         3         $13,179,000     $238,505,240
S. Kumar        1,179,167         2           2,358,334        6,531,257
R.M. Artzt      1,025,833         2           2,051,666       13,749,555
A.S. Mazur        900,833         1             900,833       11,076,959
P. Schwartz       629,167         1             629,167        5,073,522

 Senior executive officers, including those shown above, have voluntarily agreed to allocate at least 50% of the total value of their CASH plan (as described below) to the Company stock fund component of the CASH Plan. In the event that the Securities and Exchange Commission removes its current exemption of 401(k) defined contribution plans from the restrictions of
Section 16b-3 of the Securities Exchange Act of 1934, this provision of the long-term equity participation plan shall be void.

   Benefits. The benefits available to executive officers are the same as those offered to all full-time employees. In general, they are the standard protection against financial catastrophe that can result from illness, disability or death. Executive officers are also eligible to participate in the voluntary personal contribution as well as the Company matching and discretionary provisions of the Company"s CASH Plan, to the extent permitted under the CASH Plan and applicable Employment Retirement Income Security Act of 1974, as amended ("ERISA") and the Code. They provide all employees with the protection and peace of mind enabling them to devote their full attention to achievement of the Company's objectives.

CHIEF EXECUTIVE OFFICER COMPENSATION

   After consulting with the Company's independent compensation advisors, the Committee determined each component of Mr. Wang's fiscal year 1994 compensation as follows.

   Base Salary. Mr. Wang's base salary of $1,000,000 was not increased from the previous fiscal year.

   Annual Incentives: The Company's fiscal year 1994 performance produced a return on average stockholders' equity of 35.7%, an increase of nearly eleven percentage points over the return achieved in fiscal year 1993. Mr. Wang's performance-based at risk compensation calculated under the Annual Incentive Compensation Plan was $5,729,000, or 85% of his total cash compensation. Pursuant to the Annual Incentive Compensation Plan for fiscal year 1994, Mr. Wang's award was calculated as a predetermined percentage of the Company's net income for the fiscal year less a cost of equity. The cost of equity was computed based on a "five point" quarterly average of the Company's reported stockholder's equity. Mr. Wang's target incentive compensation award under this formula was further limited to the extent the Company's earnings per share for fiscal year 1994 did not exceed fiscal year 1993 earnings per share by 15%. Since the Company's earnings per share grew 63% in fiscal year 1994, this restriction or reduction did not apply.

   Long-term Equity Participation. The committee granted Mr. Wang 303,900 incentive and non-statutory options under the Company's 1991 Stock Option Plan. As noted in the discussion of targeted levels of Company stock holdings, Mr. Wang's holdings at March 31, 1994 exceeded the objective by approximately eighteen times, or $225,326,240.

   Benefits. Mr. Wang received matching and discretionary contributions to the Company's CASH Plan of $23,742 in fiscal year 1994. He was also eligible for benefits under the Company's medical, dental, and life insurance plans consistent with those available to other full-time employees.

OTHER EXECUTIVE OFFICERS

   The compensation plans of the Company's other executive officers, including the four persons shown in the Summary Compensation Table below, provide for a base salary, annual incentive cash compensation based on a fixed percentage of the Company's aggregate net income over and above a predetermined return on average stockholders' equity for the fiscal year, long-term equity grants under the Company's 1991 Stock Option Plan and access to the Company's standard employee benefit plans. For fiscal 1994, the Subcommittee allocated an aggregate of 1.5% of the Company's aggregate net income in excess of a specified equity cost to the four below named executive officers, other than the Chief Executive Officer. In addition, approximately sixty percent of the Company's 6,900 employees, including the Chief Executive Officer and the four executive officers referred to in the tables below and four non-employee directors, were granted options to purchase an aggregate of 2,267,820 shares of the Company's Common Stock. This grant represents approximately 1.4% of the Company's total shares outstanding at March 31, 1994. The Committee believes that a significant vested interest demonstrated by their ownership of stock and stock options is a strong incentive to align the interests of all directors, employees, and particularly the executive officers, with the interests of the stockholders.

          SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:


                                             Willem F.P. de Vogel

                                             Irving Goldstein

                                             Richard A. Grasso

COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

   The following table sets forth the cash and non-cash compensation for the Chief Executive Officer and each of the four next most highly compensated executive officers of the Company for each of the fiscal years ended March 31, 1992, 1993 and 1994, respectively.

SUMMARY COMPENSATION TABLE

                                                                      Long Term
Name and                  Fiscal         Annual Compensation         Compensation            All Other
Principal Position         Year        Salary        Incentive    Option Awards (#)(1)    Compensation(2)
- - -------------------       ------       ------        ---------    --------------------    ---------------
Charles B. Wang            1994    $1,000,000       $5,729,000           303,900               $30,942
Chairman of the Board      1993    $1,000,000       $2,700,000           306,950               $19,271
and Chief Executive        1992    $  750,000       $2,000,000           263,000               $14,430
Officer

Sanjay Kumar               1994    $  400,000       $1,690,000           203,900               $31,686
President and Chief        1993    $  300,000       $  632,500           156,950               $17,443
Operating Officer          1992    $  150,000       $  365,000            63,000               $10,500

Russell M. Artzt           1994    $  400,000       $1,195,000           153,900               $32,177
Executive Vice             1993    $  300,000       $  582,500           106,950               $17,297
President-Research         1992    $  200,000       $  400,000           113,000               $13,000
and Development

Arnold S. Mazur            1994    $  400,000       $  880,000           153,900               $31,686
Executive Vice             1993    $  300,000       $  582,500           106,950               $17,463
President-Sales            1992    $  175,000       $  365,000            63,000               $12,113

Peter Schwartz             1994    $  400,000       $  530,000           103,900               $30,565
Senior Vice                1993    $  300,000       $  307,500            56,590               $16,567
President-Finance and      1992    $  125,000       $  225,000            35,080               $ 8,750
Chief Financial Officer
_______________________

(1) All options granted to such executive officers of the Company vest over a five year period, 10% on the first anniversary; 15% on the second anniversary; 20% on the third anniversary; 25% on the fourth anniversary and 30% on the fifth anniversary.

(2) Consists of Company contributions to the Company's tax-qualified profit-sharing plan, and for fiscal year 1994 a non-reimbursed travel allowance of $7,200 for each executive officer.

   The following tables summarize option grants and exercises during the fiscal year ended March 31, 1994 to or by the executive officers named in the Summary Compensation Table above, and the value of the options held by such person on March 31, 1994.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR
                     Granted   Percent of   Exercise  Expiration           Potential Appreciation
Name                 Options  Total Grants   Price       Date        0%            5%(1)           10%(2)
- - --------------       -------  ------------   -----     --------    ------        ---------        --------
C.B. Wang             303,900    13.4%      $25.625  May 12, 2003    -0-    $    4,897,478    $   12,411,170

S. Kumar              203,900     9.0%      $25.625  May 12, 2003    -0-    $    3,285,935    $    8,327,205

R.M. Artzt            153,900     6.8%      $25.625  May 12, 2003    -0-    $    2,480,164    $    6,285,222

A.S. Mazur            153,900     6.8%      $25.625  May 12, 2003    -0-    $    2,480,164    $    6,285,222

P. Schwartz           103,900     4.6%      $25.625  May 12, 2003    -0-    $    1,674,393    $    4,243,240

All Optionees       2,267,820     100%      $25.625  May 12, 2003    -0-    $   36,546,883    $   92,616,976

All Stockholders(3)       N/A      N/A          N/A           N/A    -0-    $2,627,600,321    $6,658,855,108

(1) Realizable net value if Company stock were to increase in value five percent (5%) per year for the ten year term of the options.

(2) Realizable net value if Company stock were to increase in value ten percent (10%) per year for the ten year term of the options.

(3) Realizable increase in value to all stockholders if all outstanding shares of Company stock (163,048,776 at March 31, 1994) were to increase in value five percent (5%) or ten percent (10%) per year from its March 31, 1994 value for ten consecutive years.

          AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                AND FISCAL YEAR-END OPTION VALUES
                                                     Number of                Net Value of Unexercised
                                                Unexercised Options             In-The-Money Options
           Shares Acquired/    Value             at March 31, 1994              at March 31, 1994(3)
Name          Exercised      Realized(1)   Exercisable(2)   Unexercisable   Exercisable(2)   Unexercisable
- - -----         ----------     -----------   --------------   -------------   --------------   -------------
C.B. Wang                                   1,216,193          984,487        $22,130,366      $15,290,445
S. Kumar        44,420        $881,484         28,775          433,655        $   636,318      $ 5,424,559
R.M. Artzt      32,000        $802,000        303,140          442,710        $ 6,141,818      $ 6,667,007
A.S. Mazur       8,000        $298,500        145,235          361,205        $ 3,061,150      $ 4,842,816
P. Schwartz      2,200        $ 83,463        118,465          203,075        $ 2,444,250      $ 2,494,379

(1) Market value of shares purchased at exercise date less aggregate option exercise price.

(2) All option grants vest over a five year period: 10% on the first anniversary; 15% the second anniversary; 20% the third anniversary; 25% the fourth anniversary; and 30% the fifth anniversary.

(3) Pro forma net valuation based on March 31, 1994 closing price ($30.875) less fair market price at the grant date.

COMMON SHARE PRICE PERFORMANCE GRAPH

   The following graph compares cumulative total return of the Company's Common Stock with the Standard and Poor's 500 Index and the Standard and Poor's Computer Software and Services Index during the fiscal years 1989 through 1994* assuming the investment of $100 on April 1, 1989 and the reinvestment of dividends.

(Line graph of data table shown below)

                         TOTAL RETURN DATA

                      3/31/89  3/31/90  3/31/91  3/31/92  3/31/93  3/31/94
                      -------  -------  -------  -------  -------  -------
Computer Associates     100        80       51       91      140      182
S&P 500 Index           100       119      136      152      175      177
S&P Computer Software
 and Services Index**   100       121      110      143      189      212

_____________________

 *  The Company's fiscal years ended March 31 of each year.

** The Standard and Poor's Computer Software and Services Index is composed of the following companies:

    Oracle Systems Corporation               Lotus Development Corporation
    Computer Associates International, Inc.  Autodesk Inc.
    Novell Inc.                              Automatic Data Processing, Inc.
    Computer Sciences Corporation            Ceridian Corporation
    Shared Medical Systems Corporation

EMPLOYEES' PROFIT SHARING PLAN

   The Company maintains a profit sharing plan, the Computer Associates Savings Harvest Plan ("CASH Plan"), for the benefit of employees of the Company. The CASH Plan is intended to be a qualified plan under Section 401(a) of the Code, and certain contributions made thereunder qualify for tax deferral under Section 401(k) of the Code. The CASH Plan is funded through the Company's and participating employees' contributions and generally provides that employees may contribute, through payroll deductions, a percentage of their regular salary. The Company makes matching and discretionary contributions for participants in the CASH Plan, including the Company's executive officers ("Employee Contributions"). Participants in the CASH Plan receive a 50% match of their contributions, up to a maximum of 5% of annual compensation (subject to certain Code limitations), and a portion of the Company's discretionary contribution for each year generally in proportion to their annual compensation. The Company's contributions under the CASH Plan vest in incremental amounts over a period of seven years from date of hire, and are 100% vested after seven years. The CASH Plan is administered by a committee of officers and employees of the Company appointed by the Board of Directors. All employees who have been in the employ of the Company for at least one year are eligible to participate.

   Effective April 1, 1994, the Company established an unfunded "Restoration Plan" primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. This Restoration Plan is solely for the purpose of benefiting participants in the CASH Plan who are precluded from receiving a full allocation of Employer Contributions under the CASH Plan because of the limitation on the compensation taken into account under such CASH Plan imposed by Section 401(a)(17) of the Code as amended by the Omnibus Budget Reconciliation Act of 1993.

   The Company also established effective January 1, 1993, an unfunded "Excess Benefit Plan" as said term is defined in Sections 3(36) and 4(b)(5) of ERISA, solely for the purpose of benefiting participants in the CASH Plan who are unable to receive a full allocation of Employer Contributions under the CASH Plan limitations imposed by Section 415 of the Code.


   During fiscal year 1994, the Company contributed $23,742, $24,486, $24,977, $24,486 and $24,565 under the CASH and Excess Benefit Plans for the accounts of Messrs. Wang, Kumar, Artzt, Mazur and Schwartz, respectively, and $27,691,000 for all participating employees. Such contributions are included in the amount of other cash compensation set forth opposite the five executive officers' names on the Summary Compensation Table on page 8.

STOCK OPTIONS

   During fiscal year 1994, the Company maintained the 1981 Incentive Stock Option Plan (the "1981 Plan") which provides for the issuance to key employees of incentive stock options to purchase up to a maximum of 8,000,000 shares of Common Stock of the Company. The 1981 Plan terminated in accordance with its terms, on October 23, 1991, which was the tenth anniversary of the date on which it was first adopted. No additional options may be granted under the 1981 Plan. The 1981 Plan has been administered by the Compensation Committee which determined the persons to whom incentive stock options were granted, the number of shares subject to such options and the terms of the stock options. Incentive stock options are stock options which are intended to satisfy the criteria established in Section 422 of the Code and are subject to different tax treatment than non-statutory stock options. Incentive stock options may be granted for terms of up to ten years. The option price of an incentive stock option may not be less than the market price of the shares of Common Stock on the date the option is granted.

   The Company's 1991 Stock Incentive Plan (the "1991 Plan") provides that up to an aggregate of 10,000,000 shares of the Company's Common Stock may be granted to employees (including officers of the Company) pursuant to stock options or stock appreciation rights ("SARs"). The options may be either options intended to qualify as "incentive stock options," as that term is defined in the Code, or non-statutory options. The per share exercise price of options and SARs granted under the 1991 Plan may not be less than 100% of the Fair Market Value (as defined below) of a share of the Company's Common Stock on the date of grant. Shares of Common Stock acquired under the 1991 Plan may be treasury shares, including shares purchased in the open market, newly issued shares or a combination thereof. Fair Market Value, as of any date, means the closing sales price of a share of Common Stock as reflected in the consolidated trading of New York Stock Exchange issues (as long as the Company's Common Stock is listed on the New York Stock Exchange).

   The 1991 Plan is administered by the Compensation Committee of the Board of Directors, which determines the individuals to whom options and SARs are granted, the date or dates of grant, and the number of shares covered by the options and SARs granted. The Compensation Committee also has the power to interpret the 1991 Plan and to determine the terms, exercise price and form of exercise payment for each option granted under the 1981 and 1991 Plans, including whether such option is intended to qualify as an incentive stock option under the Code.

   The Company also maintains the 1987 Non-Statutory Stock Option Plan (the "1987 Plan") pursuant to which non-statutory options to purchase up to 5,000,000 shares of Common Stock of the Company may be granted to selected officers and key employees of the Company. Pursuant to the 1987 Plan, the option price of stock options granted thereunder may not be less than the market price of the shares of Common Stock on the date of grant. The option period may not exceed twelve years. The Compensation Committee of the Board of Directors also administers the 1987 Plan.

   The 1993 Stock Option Plan for Non-Employee Directors (the "1993 Plan") provides for non-statutory options to purchase up to 100,000 shares of Common Stock of the Company to be available for grant to each member of the Board of Directors who is not otherwise an employee of the Company. Pursuant to the 1993 Plan, the exercise price shall be the fair market value of the shares covered by the option at the date of grant. The 1993 Plan is administered by the Compensation Committee of the Board of Directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of such copies of Section 16(a) forms received by it, or written representation from certain reporting persons, during the fiscal year ended March 31, 1994, the Company believes that each of its officers, directors and greater than ten percent beneficial stockholders complied with all applicable filing requirements, except that Mr. Lord's Annual Report on Form 5 reporting the grant of certain options was filed two days late.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Gary E. Martinelli, a director of the Company and a member of the Compensation Committee until January 1994, is the principal officer and director and sole shareholder of Gary E. Martinelli & Associates, P.C., a law firm. The Company has retained, and intends to retain in the future, Gary E. Martinelli & Associates, P.C. in connection with such legal matters as it deems appropriate. In fiscal year 1994, legal fees of approximately $99,000 were paid to Gary E. Martinelli & Associates, P.C. In the opinion of management, the terms and conditions of this transaction and the aforementioned legal services were fair and reasonable, and as favorable to the Company as those which could have been obtained from unrelated third parties.

   Richard A. Grasso, a director of the Company and a member of the Compensation Committee is the Executive Vice Chairman, President and Chief Operating Officer of the New York Stock Exchange (the "NYSE"). The Company's Common Stock has been listed and traded on the NYSE since September 1986, and in fiscal year 1994, the Company paid listing fees totaling $156,801 to the NYSE. Although Mr. Grasso is a "disinterested director" under Rule 16b-3 of the 1934 Securities Exchange Act (the "Act"), some interpretations of Section 162(m) of the Code would not consider Mr. Grasso to be an "outside director" for purposes of determining or recommending executive compensation levels. The Company does not consider this to be a valid distinction but has established a two member subcommittee (not including Mr. Grasso) of the Compensation Committee which has and will decide and recommend any compensation plans likely to exceed the $1,000,000 Section 162(m) threshold.

CERTAIN TRANSACTIONS

   Mr. Anthony W. Wang, a former President and Chief Operating Officer of the Company, and a brother of Charles B. Wang, Chairman and CEO, has an agreement to remain with the Company in a non-executive capacity until March 31, 1997. During this term, Mr. Wang will assist the Company in the prosecution and defense of certain litigation and will perform such other advisory and consulting duties as may be reasonably requested from time to time by the Company's Chief Executive Officer. For these services and in consideration of a five-year non-competition covenant, the Company agreed to pay Mr. Wang $500,000 per year. Under his agreement Mr. Wang will not be entitled to receive additional stock option grants, but stock options granted to Mr. Wang during his tenure as an officer of the Company will continue to vest and be exercisable.

ITEM 2--APPROVAL OF THE ANNUAL INCENTIVE COMPENSATION PLAN

   On May 25, 1994, the Board of Directors of the Company ratified and approved the Computer Associates International, Inc. Annual Incentive Compensation Plan (the "Incentive Plan") which had been previously adopted by the Compensation Subcommittee on performance-based executive compensation on March 31, 1994. The Incentive Plan was established as part of an initiative to document and codify the Company's existing management compensation structure (described above under "Compensation Committee Report on Executive Compensation") and to provide guidelines under which the Compensation Subcommittee will determine and award future incentive compensation to eligible management employees of the Company. Prior to the start of each fiscal year, the Compensation Subcommittee identifies those key executives whose responsibilities and performance most directly affect attainment of the Company's larger objectives ("Participants"). The individuals covered and the amounts paid under this Plan in the most recent fiscal year ended March 31, 1994 are depicted in the Summary Compensation table shown on page 8.

   The Incentive Plan was developed as a result of a detailed review by the Company's senior management and Compensation Committee of all aspects of the Company's compensation structure. Such review was aided by a comprehensive study by an independent management consultant of the compensation practices of other companies in related businesses. Senior management and the Compensation Committee also considered the impact of the recent enactment of
Section 162(m) of the Code, which limits in certain circumstances the deductibility of compensation in excess of $1 million paid to certain executive officers (see "Reasons for the Proposal" below). Based upon the results of such review, the Compensation Subcommittee recommended the Incentive Plan to the Board of Directors.

DESCRIPTION OF THE INCENTIVE PLAN

   The material terms of the Incentive Plan are summarized below. Such summary is qualified in its entirety by reference to the complete text of the Incentive Plan attached as Exhibit A to this Proxy Statement.

   Under the Incentive Plan, the Participants will be eligible to receive an Annual Incentive award based upon the attainment and certification of performance goals established by the Compensation Subcommittee.

   The Subcommittee shall adopt these performance goals in advance of each fiscal year (or in advance of such other date as may be permitted under Section 162(m) of the Code). Each Participant will be assigned a target Annual Incentive award ("Target") for such fiscal year equal to a specific percentage of the net income of the Company less a fixed percentage of the average equity for the Company on a consolidated basis. To the extent that the Company's actual performance is better or worse than the levels established by the Subcommittee, each participant's actual Annual Incentive award will be greater or less than the Target for that fiscal year.

   The Subcommittee will also adopt a mathematical formula or matrix for the fiscal year which indicates the extent to which the Annual Incentive will be reduced if the Company's net income per share does not exceed the prior fiscal year's net income per share. With respect to the Company's current fiscal year 1995, such determinations were made by the Compensation Subcommittee at a meeting held on March 31, 1994, in accordance with transitional rules issued by the Internal Revenue Service.

   Except as the Subcommittee may otherwise in its sole discretion provide, all Target awards under the Incentive Plan are contingent upon the Participant remaining in the employ of the Company or its subsidiaries.

   The Incentive Plan may be amended or terminated by the Board of Directors of the Company at any time, provided that bonuses earned but unpaid are paid promptly after such termination. Payment of any awards under the Incentive Plan will be calculated and approved by the Compensation Subcommittee prior to payment.

REASON FOR THE PROPOSAL
   The Incentive Plan was adopted in order to document the variable cash incentive portion of the Company's ongoing pay for performance approach to compensation. The Incentive Plan, in conjunction with the Base Salary, Long-term Equity Participation, and Benefits Programs is intended to bring the Company's compensation standards in line with those of comparable companies in related businesses. In its discretion the Compensation Subcommittee intends to establish Targets under the Incentive Plan which, if achieved, will result in total cash compensation for the Company's executives that will attract and retain high achieving performers. In addition, the Board of Directors believes that the Incentive Plan will continue to motivate such executives to achieve maximum profitability and stockholder returns.


   The Incentive Plan is proposed to stockholders in response to the recent enactment of Section 162(m) of the Code, which imposes limits on the ability of public companies to deduct compensation in excess of $1 million paid to Covered Employees in certain circumstances. If stockholder approval of the Incentive Plan is obtained, all incentive compensation awarded under the Incentive Plan will continue to qualify for an exception to Section 162(m) of the Code relating to performance-based compensation and, therefore, will be deductible by the Company for federal income tax purposes.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ANNUAL INCENTIVE COMPENSATION PLAN.

ITEM 3--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Although the By-Laws of the Company do not require the submission of the selection of independent auditors to the stockholders for approval, the Board of Directors considers it desirable that its appointment of independent auditors be ratified by the stockholders. Ernst & Young (and its predecessor firm Ernst & Whinney) has been the independent auditor for the Company since 1980 and has been appointed to serve in that capacity for the 1995 fiscal year. The Board of Directors will ask the stockholders to ratify the appointment of this firm as independent auditors for the Company at the Annual Meeting.

   A representative of Ernst & Young will be present at the meeting and will be available to respond to appropriate questions from stockholders.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT AUDITORS.

                         STOCKHOLDER PROPOSALS

   The Company's By-Laws require advance notice for any stockholder nomination or proposal at an annual or special meeting. In general, all nominations or proposals must be delivered to the Secretary of the Company at the address set forth below, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. Any stockholder desiring a copy of the Company's By-Laws will be furnished a copy without charge upon written request to the Secretary of the Company. The submission deadline for stockholder proposals for consideration for inclusion in proxy materials for the 1995 Annual Meeting is March 8, 1995.

                              OTHER BUSINESS

   The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

   The prompt return of your proxy will be appreciated. Therefore, whether or not you expect to attend the meeting, please sign and date your proxy and return it in the enclosed envelope.


                                   By Order of the Board of Directors


                                   Belden A. Frease
                                   Secretary



Dated: July 8, 1994
Islandia, New York



   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING. SUCH REQUESTS SHOULD BE ADDRESSED TO: COMPUTER ASSOCIATES INTERNATIONAL, INC., ATTN.: MR. BELDEN A. FREASE, SECRETARY, ONE COMPUTER ASSOCIATES PLAZA, ISLANDIA, NEW YORK 11788-7000.

                                                            EXHIBIT A

               COMPUTER ASSOCIATES INTERNATIONAL, INC.
                 ANNUAL INCENTIVE COMPENSATION PLAN


I.     ESTABLISHMENT AND PURPOSE.

     1.1 Purpose. Computer Associates International, Inc. (the "Company") hereby establishes the Annual Incentive Compensation Plan (the "Plan"), effective as of April 1, 1994. The Plan is intended to attract and retain the services of executives who are in a position to influence the success of the Company by providing an award based on the Company's financial performance. Further, this Plan is designed to motivate key executives to increase shareholder value by improving operating results and efficiently employing the Company's capital.

     1.2 Effective Date. The Plan is effective as of April 1, 1994, subject to the approval by an affirmative vote, at the 1994 Annual Meeting of Stockholders, or any adjournment thereof, of the holders of a majority of the outstanding shares of the common stock of the Company, present in person or by proxy and entitled to vote at such meeting.

II.    DEFINITIONS.

     2.1 Defined Terms. When used in the Plan, the following terms shall have the meanings specified below:

          2.1.1 "Net Income" means the Company's net income, in accordance with Generally Accepted Accounting Principles, as reported for the Plan Year, adjusted for cumulative effects of changes in accounting standards.

          2.1.2 "Equity" means the Company's reported shareholders' equity for the Plan Year.

          2.1.3 "Average Equity" means the "five-point" quarterly average of the Equity for the Plan Year, the first point being the preceding year end.

          2.1.4  "Board" means the Company"s Board of Directors.

          2.1.5 "Committee" means the Compensation Subcommittee of the Board of Directors of the Company formed to act on performance-based compensation for key executives.

          2.1.6 "Cost of Equity" means the Company's imputed equity cost based on a formula approved by the Committee prior to the start of the Plan Year.

          2.1.7 "Normal Retirement" or "Early Retirement" means any termination of employment (other than by death or disability) after a Participant's normal or early retirement date (as defined in the Company's CASH Plan).

          2.1.8 "Participant" means as to any Plan Year a key executive of the Company who is likely to have a significant impact on the value added performance of the Company. An employee must be approved as a Participant by the Committee before the beginning of each Plan Year.

          2.1.9 "Plan Year" means the fiscal year commencing April 1, 1994 and ending March 31, 1995 and each succeeding fiscal year.

          2.1.10 "Target Annual Incentive" means the target incentive opportunity for an individual, expressed as a percentage of the projected Value Added for a specific Plan Year. The schedule of individual Target Annual Incentives shall be determined by the Committee in accordance with Section 3.2.

          2.1.11 "Value Added" means Net Income minus the Cost of Equity. The Cost of Equity is determined by multiplying the Company's Average Equity by a percentage fixed by the Committee.

III.   AWARDS AND COMMITTEE DETERMINATIONS

     3.1 Opportunity. The Committee shall approve participation in the Plan and establish a Target Annual Incentive for each Participant, based on his or her role and responsibilities, prior to the beginning of each Plan Year.

     3.2 Awards. Payment under this Plan will be based on a payout table adopted by the Committee in writing prior to the start of the Plan Year. Such table will generally remain unchanged for a period of years; however, the Committee reserves the right (in its sole discretion) to modify the table, provided that such modification is done prior to the start of the applicable Plan Year. The payout table will provide 100% of a Participant's Target Annual Incentive if a certain level of Value Added is achieved and greater or lesser awards for Value Added that exceeds or is less than, respectively, the level at which 100% of Target Annual Incentives are paid. The payout table will be further limited by any pre-established limits or caps based on Company or individual performance which the Committee has previously determined.

     3.3 Determination. Prior to the start of any Plan Year, the Committee shall determine for such Plan Year whether any significant nonrecurring item (e.g., an acquisition, or the gain or loss on a divestiture, of a business) will be excluded from the calculation of Value Added for the Plan Year, as well as any limitations based on Company or individual performance. Such determination or limitation shall apply only to events or performance that have occurred since the adoption of this Plan or that may occur in the Plan Year.

     3.4 Adjustments Prior to Payment. The Committee, in its sole discretion, may reduce the award for any Participant below the award that would otherwise be payable in accordance with the Plan.

     3.5 Certification. The Committee shall certify in writing the level of Value Added achieved and the respective Annual Incentive amounts earned for the Plan Year prior to payment of awards.

IV.    PAYMENT OF AWARDS

     4.1 Right to Receive Payment. Any Annual Incentive amounts that may become due under this Plan shall be made solely from the general assets of the Company, normally on or before the May 31st next following the end of the Plan Year during which the award was earned. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.
          4.1.1 Employment for Plan Year. If a Participant's employment with the Company continues for the entire Plan Year, the Participant shall be entitled to receive full payment of the award amount determined under Article III for the Plan Year in accordance with the terms of the Plan.

          4.1.2 Retirement, Disability or Death. In the event of death, Disability or Normal or Early Retirement of a Participant during a Plan Year, the Committee (in its sole discretion) will determine on a pro rata basis the amount of the partial award (if any) to be paid to such Participant (or to his or her personal representative) for such Plan Year. Payments will be made in cash at the same time as other awards to Participants are made for the same Plan Year.

          4.1.3 Resignation or Discharge. If during a Plan Year, a Participant's employment with the Company terminates by reason of resignation or discharge, the Committee (in its sole discretion) will determine on a pro rata basis the amount of partial award (if any) to be paid to such participant for such Plan Year. Payments will be made in cash at the same time as other awards to participants are made for the same plan year.

     4.2 Beneficiaries. Each Participant may designate, in writing and on such form as the Company may prescribe, one or more beneficiaries to receive any amount that is payable after the individual's death. In the event of a Participant's death, any award that is payable to such Participant shall be paid to his or her beneficiary or, in the event that no beneficiary has been designated, to his or her estate.

V.     ADMINISTRATION

     5.1 Committee. The Plan shall be administered by the Committee or a subcommittee composed of not less than two independent outside Directors. No employee or former employee of the Company may serve on the Committee.

     5.2 Rules and lnterpretation. The Committee shall be vested with all discretion and authority as it deems necessary or appropriate to administer the Plan and to interpret the provisions of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons.

     5.3 Records. The records of the Committee with respect to the Plan shall be conclusive on all Participants and their beneficiaries and on all other persons.

     5.4 Tax Withholding. The Company shall withhold all applicable taxes required by law from any payment, including any federal, FICA, state and local taxes.

VI.    GENERAL PROVISIONS

     6.1 Nonassignability. Prior to the time of any payment under the Plan, a Participant shall have no right by way of anticipation or otherwise to assign or transfer any interest under this Plan.

     6.2 Employment Rights/Participation. The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon any Participant or any other individual for the continuation of his or her employment for any Plan Year or any other period. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Plan Year or other accounting period such exercise occurs, to discharge any individual and/or treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in this Plan. Being a Participant in any one Plan Year does not confer any right to be named as a Participant for any succeeding Plan Year.

     6.3 No Individual Liability. No member of the Committee or the Board, or any officer of the Company, shall be liable for any determination, decision or action made in good faith with respect to the Plan or any award made under the Plan.

     6.4 Severability; Governing Law. If any particular provision of this Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of New York.

VII.   AMENDMENT AND TERMINATION

     7.1 Amendment and Termination. The Committee may prospectively amend or terminate the Plan at any time and for any reason; provided, however, that such amendment shall not relieve the Company of its obligations under Section 7.2.

     7.2 Change in Control of the Company. In the event of a change in control of the Company (defined as acquisition by any person or persons of 50% or more of the Company's Common Stock, or a transaction requiring stockholder approval involving the sale of all or substantially all of the Company's assets, or the merger of the Company with or into a previously unaffiliated corporation), not later than the 20th business day following the date of such event, the Company shall pay each Participant an award that is the greater of (i) an award calculated in accordance with Article III above, but using the period ending on the day immediately prior to the day a change in control occurred as the last day of the fiscal year for purposes of determining Value Added, or (ii) a pro rata amount of each Participant's Target Annual Incentive for the Plan Year, based upon the portion of the fiscal year that has elapsed as of the date of the change in control.